SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 24, 2004
(Date of Report)
(Date of Earliest Event Reported)

AMB PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-13545 (Commission File No.)	94-3281941 (IRS Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111
(Address of Principal Executive Offices, including Zip Code)

415-394-9000
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On November 24, 2004, AMB Tokai TMK, a Japanese subsidiary of AMB Property, L.P., entered into a secured multi-advance project financing, providing for loans in a maximum principal amount outstanding at any time of up to ¥20,000,000,000, which, using the exchange rate in effect on November 24, 2004, would equal approximately US$195,000,000. The financing agreement is among AMB Tokai TMK, us, AMB Property, L.P., Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent and sole lead arranger and bookmanager, and a syndicate of banks. We and AMB Property, L.P. jointly and severally guarantee AMB Tokai TMK’s obligations under the financing agreement, pursuant to a guaranty of payment executed in connection with the project financing.

     The financing is secured by a mortgage on certain real property located in Tokai, Tokyo, Japan. The financing will also be secured by an additional mortgage on a building to be constructed on the Tokai property, which we refer to as the Ohta distribution center. AMB Tokai TMK intends to use the proceeds from the financing to (i) pay down amounts it borrowed under a separate revolving credit facility guaranteed by us and AMB Property, L.P., (ii) to pay for construction costs in connection with the development of the Ohta distribution center and (iii) to pay financing-related costs.

     The financing matures on October 31, 2006 and may be extended for one year at AMB Tokai TMK’s option, subject to the satisfaction of certain conditions and the payment of an extension fee equal to 0.25% of the outstanding commitments under the loan at that time. The rate on the borrowings will generally be TIBOR plus a margin, which is based on the credit rating of AMB Property, L.P.’s long-term debt and is currently 60 basis points per annum, except that AMB Tokai TMK has purchased from SMBC an interest rate swap, which has fixed the interest rate payable on a principal amount equal to ¥13,000,000,000 at 1.32% per annum plus the applicable margin. In addition, there is an annual commitment fee based on unused commitments, payable quarterly, which is based on the credit rating of AMB Property, L.P.’s long-term debt, and is currently 20 basis points of the amount of unused commitments. AMB Tokai TMK may repay all or a portion of the loan so long as the minimum amount being repaid is at least ¥100,000,000 and certain other conditions are satisfied. Amounts repaid may not be re-borrowed. The financing agreement contains customary and other affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. In addition, the financing agreement includes customary events (including without limitation a non-payment under the loan, a breach of warranties and representations in a material respect, non-compliance with covenants and the incurrence of additional significant liabilities by AMB Tokai TMK, AMB Property, L.P., us, or certain of AMB Property, L.P.’s or our subsidiaries and affiliaties, as applicable), as well as certain other additional events (including without a limitation change in the majority of our board of directors during any 12-month period or the acquisition by a person or group of 30% or more of our common stock), each of which, if not cured within the time period specified in the financing agreement, would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders may elect to accelerate the outstanding principal and accrued and unpaid interest under the financing agreement. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the occurrence of certain other events of default, including without limitation and as described more fully in the financing agreement, the commencement of any voluntary or involuntary proceeding seeking liquidation, reorganization or other relief of the debts of AMB Tokai TMK, AMB Property, L.P. or us under any bankruptcy, insolvency or other similar law, or AMB Tokai TMK, AMB Property, L.P. or we seek at any time to repudiate its or our respective obligations under the financing agreement or a related document.

     In addition, SMBC, AMB Tokai TMK and AMB Property, L.P. signed a commitment letter on November 24, 2004, pursuant to which SMBC committed to purchase bonds that may be issued by AMB Tokai TMK in an amount between ¥10,000,000,000 and ¥15,000,000,000 (such amount to be determined by AMB Tokai TMK). The bonds would be secured by the Ohta property and distribution center and would generally accrue interest at a rate of TIBOR plus 1.10% per annum; because the swap purchased by AMB Tokai TMK from SMBC is coterminous with the maturity date of the proposed bonds, AMB Tokai TMK will have fixed the interest rate payable on, in general, a principal amount equal to ¥13,000,000,000 at 2.42% per annum. The bonds, if issued, would mature on October 31, 2012, and during the last four years of the term of the bonds, AMB Tokai TMK would be required to make quarterly principal payments in such amounts as are necessary to pay annual principal amortization of 1.6% of the original principal amount of the bonds during such period.

     SMBC’s commitment is subject to the satisfaction of multiple conditions precedent, including that the bonds be issued by May 24, 2007 and that amounts outstanding under the financing agreement be repaid in full, as well as other conditions precedent standard and customary for financings. The proceeds of the bonds would be used to pay, in part, amounts outstanding under the financing agreement. The bonds would be recourse obligations of AMB Tokai TMK but would be nonrecourse to any other entity; provided, however, that (i) AMB Property, L.P. would be required to indemnify SMBC for losses suffered from certain nonrecourse carveout obligations that are standard and customary for nonrecourse financings and (ii) if AMB Tokai TMK fails to meet certain leasing criteria at the time of issuance of the bonds, AMB Property, L.P. could guarantee that rent proceeds from the Ohta distribution center will generate cash flow in an amount necessary to satisfy a debt service coverage ratio test until such leasing criteria are met. If the leasing criteria are not met within approximately one year after the date of issuance of the bonds, payment of the bonds may be accelerated. The documents that would govern the issuance of the bonds contain customary nonrecourse financing covenants and other affirmative and negative covenants, including limitations on the incurrence of liens and transfers of equity interests.

     A copy of the financing agreement and the guaranty are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this current report by reference.

Item 9.01.	Financial Statements and Exhibits

       (c)      Exhibits.

10.1	Credit Facility Agreement, dated as of November 24, 2004, by and among AMB Tokai TMK, as borrower, AMB Property, L.P., as guarantor, AMB Property Corporation, as guarantor, the banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager.

10.2	Guaranty of Payment, dated as of November 24, 2004 by AMB Property, L.P. and AMB Property Corporation for the benefit of Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager, for the banks that are from time to time parties to the Credit Facility Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB PROPERTY CORPORATION

Date: November 30, 2004	By:	/s/ Tamra Browne

	Name:	Tamra Browne
	Its:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Credit Facility Agreement, dated as of November 24, 2004, by and among AMB Tokai TMK, as borrower, AMB Property, L.P., as guarantor, AMB Property Corporation, as guarantor, the banks listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager.

10.2	Guaranty of Payment, dated as of November 24, 2004 by AMB Property, L.P. and AMB Property Corporation for the benefit of Sumitomo Mitsui Banking Corporation, as administrative agent and sole lead arranger and bookmanager, for the banks that are from time to time parties to the Credit Facility Agreement.